UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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ONCONOVA THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Onconova Therapeutics, Inc., a Delaware corporation (“Onconova” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”) as definitive additional materials pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended, in connection with the solicitation of proxies by the Board of Directors for the Company’s Special Meeting of Stockholders adjourned to April 1, 2021 (the “Reconvened Special Meeting”). On January 13, 2021, Onconova filed a definitive proxy statement and a definitive form of proxy card with the SEC in connection with the Company’s Special Meeting of Stockholders held on March 4, 2021 (the “Special Meeting”).

These definitive additional materials were first sent or made available to stockholders on or about March 8, 2021.

Letter to Stockholders Issued on March 8, 2021

Attached hereto is a letter to the Company’s stockholders (the “Letter”) that Onconova issued on March 8, 2021, announcing the Special Meeting was adjourned to April 1, 2021 with respect to (i) Proposal 1 to consider and vote upon an amendment to the Company’s Tenth Amended and Restated Certificate of Incorporation, as amended, to combine outstanding shares of the Company’s common stock into a lesser number of outstanding shares, or a “Reverse Stock Split”, by a ratio of not less than one-for-five and not more than one-for-fifteen, with the exact ratio to be set within this range by the Company’s Board of Directors in its sole discretion (the “Reverse Stock Split Proposal”); and (ii) Proposal 2 to approve an amendment to the Company’s Tenth Amended and Restated Certificate of Incorporation, as amended, to decrease, concurrent with and conditioned upon the effectiveness of the Reverse Stock Split, the number of authorized shares of capital stock from 255,000,000 to 130,000,000 shares in order to decrease the number of authorized shares of common stock from 250,000,000 to 125,000,000 shares (the “Authorized Shares Decrease Proposal”).

The Company indicated in the Letter that with regard to the Reverse Stock Split Proposal and the Authorized Shares Decrease Proposal, more than 70% of the votes cast at the Special Meeting were in favor of each of the proposals, but there were insufficient votes to approve these proposals, each of which requires the approval of the holders of a majority of outstanding shares of common stock.

The Letter recommended that the Company’s stockholders vote “for” each of Reverse Stock Split Proposal and the Authorized Shares Decrease Proposal to be voted on at the Reconvened Special Meeting.

The Letter also announced that the Company would make a $50,000 donation to the American Cancer Society if the Company achieves 70% or more voting participation.

The Company indicated in the Letter that the Board of Directors and Company management request stockholders to vote today to support the Company’s execution of business objectives and better position the Company to pursue the Company’s mission strategically over the long-term. The Company indicated that although the Company’s stock regained compliance with the $1 per share minimum bid requirement to continue to be listed on Nasdaq since the initial filing of the proxy on January 13, 2021, it has since traded below $1.00 per share. The Company indicated that from the Company’s perspective, periodically risking Nasdaq compliance has a negative impact on the investment community sentiment toward the Company. The Letter indicated that the Company believes it is in the best interest of stockholders to have the flexibility to ensure the Company can continue to substantially exceed that minimum bid requirement. The Company indicated in the Letter that authorization of the Board of Directors to affect a Reverse Stock Split will help to ensure Nasdaq compliance and permit important fundamental biotech investors and mutual funds to invest in support of the research the Company is conducting. The Company indicated in the Letter that the changes to the capital structure via the proposals are needed to advance the Company’s research and development programs through future phases in the clinic, and to potentially in-license and further develop additional drug candidates and programs that are currently under active evaluation. The Company also indicated that these proposals, if passed, are expected to improve the Company’s stock’s attractiveness to leading biotechnology investors, mutual funds and potential business partners. The Company further indicated in the Letter that the proposals have received supportive recommendations from the institutional shareholder services firms, including ISS, Glass Lewis and Egan-Jones. The Company indicated in the Letter that it believes passing the proposals is in the best interest of the stockholders.

ONCONOVA SPECIAL MEETING OF STOCKHOLDERS UPDATE

March 8, 2021

Dear Fellow Onconova Stockholder:

At the March 4, 2021 special meeting of Onconova Therapeutics, Inc. (the “Company”) stockholders, over 70% of the votes cast were voted in favor of the Reverse Split proposal and the related proposal to Decrease the Authorized shares (Proposals 1 and 2, respectively). Although that represents a supermajority of the votes cast, the proposals did not receive enough votes to exceed the approval threshold of 50% of the outstanding shares. Therefore, the special meeting was adjourned to April 1, 2021 for additional time to solicit more votes. Increasing voter turnout and passing the proposals is crucial for the management of the Company’s business. Can your fellow stockholders and the Company count on you to vote today please? Your vote is very important no matter how many shares you own. Onconova stock is held by many individual investors with varying amounts of shares – from large to very small. If you have already voted, thank you, no further action is required to be counted for the April 1 meeting. If you have not voted, and are entitled to vote, we urge you to please vote today to help the Company to avoid further meeting expenses and to pursue its mission to develop new therapeutics for cancer patients in need.

Onconova will make a $50,000 donation to the American Cancer Society if we achieve 70% or more voting participation. As our key focus is on studying novel agents in various cancer indications, we would be pleased to make such a donation to an organization that provides important support to patients with cancer and promotes the research agenda in diseases that continue to have a tremendous unmet medical need.

The Board of Directors and Company management requests your vote today to support Onconova’s execution of business objectives and better position the Company to pursue Onconova’s mission strategically over the long-term. Although our stock regained compliance with the $1 per share minimum bid requirement to continue to be listed on Nasdaq since the initial filing of the proxy on January 13, 2021, it has since traded below $1.00 per share. From our perspective, periodically risking Nasdaq compliance has a negative impact on the investment community sentiment toward the Company. We believe it is in the best interest of stockholders to have the flexibility to ensure we can continue to substantially exceed that minimum bid requirement. Authorization of the Board to affect a reverse stock split will help to ensure Nasdaq compliance and permit important fundamental biotech investors and mutual funds to invest in support of the research Onconova is conducting. The changes to the capital structure via the proposals are needed to advance the Company’s research and development programs through future phases in the clinic, and to potentially in-license and further develop additional drug candidates and programs that are currently under active evaluation. These proposals, if passed, are expected to improve our stock’s attractiveness to leading biotechnology investors, mutual funds and potential business partners. The proposals have received supportive recommendations from the institutional shareholder services firms, including ISS, Glass Lewis and Egan-Jones. We believe passing the proposals is in the best interest of the stockholders.

FOR THESE REASONS, PLEASE VOTE "FOR" THESE PROPOSALS TODAY

NO MATTER HOW MANY SHARES YOU OWN, YOUR VOTE IS VERY IMPORTANT

Please cast your vote now using the enclosed proxy card or voting instruction form to vote by internet, phone or mail following the instructions printed on the card.

For additional information please refer to the proxy statement available at www.sec.gov and Onconova’s investor relations web site at www.onconova.com. If you have any questions, or need assistance in voting, please contact our proxy solicitor MacKenzie Partners, Inc. toll-free at (800) 322-2885 or contact the Company directly at ir@onconova.us. We appreciate your continued support of Onconova Therapeutics. Thank you for your attention to this important matter.

For the Board of Directors,

Steven M. Fruchtman, M.D.
President and Chief Executive Officer